GLOBAL MANAGED ASSETS FUND


A Joint Special Meeting of the Shareholders of the Portfolio was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCooper, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 941,124 shares were voted in the affirmative and 16,139 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 941,124 voted in the affirmative and 16,139 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 941,124 shares were voted in the affirmative and 16,139 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 941,118 shares were voted in the affirmative and 16,144 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 941,751 shares were voted in the affirmative and 15,511 shares were withheld. With regard to the ratification of PricewaterhouseCooper to act as independent public accountants for the Portfolio, 930,632 shares were voted in the affirmative and 5,275 shares were voted against the proposal and 21,355 shares abstained from voting.